UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreements Entered into in Connection with Spin-Off from LRAD Corporation

In connection with the previously announced separation and spin-off by LRAD Corporation (“LRAD”) of its wholly owned subsidiary, Parametric Sound Corporation (the “Company”), on September 27, 2010, the Company entered into a Separation and Distribution Agreement and other definitive agreements with LRAD, that, among other things, set forth the terms and conditions of the separation of the Company from LRAD and provide a framework for the relationship between the Company and LRAD following the separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of the Company and the distribution of the Company’s common stock to LRAD’s stockholders, the parties also entered into a Tax Sharing Agreement. Each of these agreements is described below:

Separation and Distribution Agreement

On September 27, 2010, the Company entered into the Separation and Distribution Agreement with LRAD that sets forth the Company’s agreements with LRAD regarding the principal transactions necessary to separate the Company from LRAD, including: (i) the contribution of substantially all of the assets of LRAD’s HSS technology business to the Company; and (ii) the distribution by LRAD, on September 27, 2010 or as soon as practical thereafter, of all outstanding shares of the Company’s common stock to LRAD’s stockholders in the form of a pro rata dividend of one share of the Company’s common stock for every two shares of LRAD’s common stock outstanding to stockholders of record as of the close of business on September 10, 2010. This agreement also sets forth the other provisions that govern certain aspects of the Company’s relationship with LRAD after the completion of the separation from LRAD and provides for the allocation of assets, liabilities and obligations between the Company and LRAD in connection with the separation. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto.

Tax Sharing Agreement

On September 27, 2010, the Company entered into a Tax Sharing Agreement with LRAD that generally governs the parties’ respective rights, responsibilities and obligations after the separation with respect to taxes. Under the Tax Sharing Agreement, all tax liabilities resulting or arising from the contribution of LRAD’s HSS technology business to the Company and the other separation transactions including the distribution will be borne solely by LRAD and its subsidiaries other than the Company. In addition, under the Tax Sharing Agreement, all tax liabilities (including tax refunds and credits) attributable to LRAD’s HSS technology business for any and all periods preceding the separation will be borne solely by LRAD and its subsidiaries other than the Company, taking into account certain tax attributes available to LRAD and its subsidiaries other than the Company. All tax liabilities (including tax refunds and credits) otherwise attributable to LRAD and its subsidiaries will be borne solely by LRAD and its subsidiaries other than the Company. All tax liabilities (including tax refunds and credits) attributable to the Company’s operation of the HSS technology business for any and all periods following the separation will be borne solely by the Company. Any and all tax attributes, including net operating losses and research and development credits, which exist as of the date of the separation will be retained by LRAD and its subsidiaries other than the Company. The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement filed as Exhibit 10.1 hereto.

Licensing Agreement with Syzygy Licensing LLC

On September 27, 2010, the Company entered into a license agreement (the “License”) with Syzygy Licensing LLC (“Syzygy”), a company in which our Chief Executive Officer, Elwood G. Norris, is the majority owner.  Mr. Norris has assigned to Syzygy certain patent pending technology and trade secrets related to a new, improved and more cost-effective method of processing media input to create parametric sound output for parametric emitter devices such as those employed by the Company. Mr. Norris has also invented improvements to the emitters complementary with the new processing and control electronics. The Company agreed to reimburse patent, testing and prototype costs incurred to date (an amount estimated at $90,000) and to pay future patent related costs. These prior costs include up to a maximum of $25,000 for Mr. Norris’ time in producing and testing prototypes and preparing for production.  The License provides for future royalties of 5% of revenues from products employing the technology and a term of 20 years or the life of any resulting patent, whichever is greater. In the event no patent covering the licensed technology is issued after four years, then the royalty rate shall reduce to 3% in any territory until or if a patent is issued for any such territory. The Company may not sublicense without the permission of Syzygy, and sublicense royalty rates are subject to future negotiation in good faith. The License may terminate if the Company does not use commercially reasonable efforts to pursue the parametric sound business. The description of the License is qualified in its entirety by reference to the complete terms and conditions of the License filed as Exhibit 10.2 hereto.

Assumption of Facility Lease

On September 27, 2010, the Company assumed pursuant to that certain Assignment and Assumption of Lease Agreement all of the obligations of Syzygy, as lessee under that certain Lease Agreement, dated as of July 1, 2010 by and between Syzygy and Davric Corporation (the “Lease Agreement”). The Lease Agreement covers 4,500 square feet of space that will be used as the Company’s corporate headquarters with monthly rent equal to $4,000.  The term of the Lease Agreement began July 1, 2010 and continues for twelve months, unless earlier terminated in accordance with the terms of the Lease Agreement.  The description of the Lease Agreement is qualified in its entirety by reference to the complete terms and conditions of the Lease Agreement and the Assignment and Assumption of Lease Agreement filed as Exhibit 10.3  and 103.3.1 hereto

The Company has an oral month to month sublease with an unrelated party for a portion of the space at a rate of $2,000 per month.

Debt Financing

The Company has entered into Subscription Agreements, dated as of September 28, 2010 (the “Subscription Agreements”), with ten accredited investors, pursuant to which the Company has issued an aggregate of $700,000 in 8% Notes, due September 28, 2011 (the “Notes”), and accompanying warrants to purchase an aggregate of 1,400,000 shares of our common stock (the “Warrants”).  The Warrants have a five-year term and a cashless exercise provision, subject to certain limitations.  The exercise price of the Warrants is fixed as the average of the closing price of the Company’s common stock for the first 20 days of trading subject to a minimum exercise price of $0.10 and a maximum exercise price of $0.30 per common share.

Syzygy converted $250,000 of amounts the Company owed to Syzygy for spin-off and technology development costs previously paid by Syzygy.  Such amount converted does not represent cash available for working capital. Accordingly the net proceeds of the debt financing obtained in cash were $450,000 which the Company intends to use for working capital. This amount included $110,000 from entities affiliated with officers and directors purchased for cash on the same terms as other investors. The description of the Subscription Agreements, Notes and Warrants is qualified in its entirety by reference to the complete terms and conditions of the Subscription Agreements, Notes and Warrants filed as Exhibits 10.4, 4.1 and 4.2 hereto, respectively.

Indemnification Agreements

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws but these are not exclusive and contemplate that agreements be entered into between the Company and our executive officers and directors with respect to indemnification (see “Limitation of Liability and Indemnification of Directors and Officers” beginning on page 58 of the Company’s Information Statement, dated September 3, 2010, which is filed as Exhibit 99.1 hereto, and incorporated herein by reference).

Effective on September 27, 2010 the Company entered into indemnification agreements with its directors and executive officers (a total of three persons). The indemnity provided is in addition to that provided by the NRS or any successor statutes and is limited in certain circumstances including adjudication that the indemnitee’s breach of fiduciary duty involved intentional misconduct, fraud or a knowing violation of the law. The description of our indemnification agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Indemnification Agreement filed as Exhibit 10.7 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading “Debt Financing” with respect to the issuance of warrants to purchase up to 1,400,000 shares of the Company’s common stock is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

(a)           Prior to the spin-off described in Item 1.01, the Company was 100% owned by LRAD. After the distribution of 100% of ownership in the Company to stockholders, LRAD has no ownership in and no longer controls the Company. Also see information on resignation of directors and officers described in Item 5.02 below whereupon after the spin-off there are no longer any common directors or officers between LRAD and the Company.

As described in the Company’s Information Statement, dated September 3, 2010, which is filed as Exhibit 99.1 hereto, and incorporated herein by reference, the Company’s director and President and CEO, Elwood G. Norris, owned immediately after the spin-off, and prior to any purchases of the financing described above, approximately 13% of the registrant. Due to this ownership along with his role as CEO and as one of two directors may allow Mr. Norris the ability to influence control of the Company.

The Company, after rounding up for fractional shares resulting from the spin-off, has 15,306,064 common shares issued and outstanding.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b)           In connection with the separation of the Company from LRAD, the following directors of Parametric Sound Corporation resigned from the Company’s Board, effective as of September 27, 2010:  Thomas R. Brown, Helen C. Adams, Laura M. Clague and Raymond C. Smith. Kathy McDermott, the registrant’s President, Secretary and Treasurer and its principal financial officer also resigned on September 27, 2010 in connection with the spin-off.

(c) On September 27, 2010 the Board appointed James A. Barnes as Chief Financial Officer, Treasurer and Secretary and Mr. Barnes is the Company’s principal financial officer. Mr. Barnes, age 55, has been President of Sunrise Capital, Inc., a private venture capital and consulting firm since 1984. He participated in the recapitalization of LRAD and the founding of e.Digital Corporation, Patriot Scientific Corporation and other technology companies. Since 1999, he has been Manager of Syzygy Licensing LLC, a private technology invention and licensing company owned with Mr. Elwood G. Norris. Since 2000, he has also been a director and Secretary of AirScooter Corporation a non-reporting public company. He previously practiced as a certified public accountant and management consultant with Ernst & Ernst (1976-1977), Touche Ross & Co. (1977-1980) and as a principal in J. McDonald & Co. Ltd., Phoenix, Arizona (1980-1984). He graduated from the University of Nebraska with a B.A. Degree in Business Administration in 1976 and is a certified public accountant. Mr. Barnes is expected to devote only part-time to Parametric Sound.

As Manager of Syzygy, Mr. Barnes participated in the following related party transactions:

(i)	Licensing Agreement described in Item 1.01 above.

(ii)	Assumption of Facility Lease described in Item 1.01 above.

(iii)
Conversion of $250,000 of amounts previously paid by Syzygy for Company spin-off and technology development costs into the debt and warrant financing described in Item 1.01 above. Syzygy is also owed $25,000 for Mr. Norris’ time in producing and testing prototypes and preparing a new product for production.

(iv)	Purchase by Syzygy for cash of an additional $10,000 of debt and warrant financing (See Item 1.10 above) on the same terms as unaffiliated investors.

As described in the Information Statement, dated September 3, 2010, which is filed as Exhibit 99.1 hereto, and incorporated herein by reference, Sunrise Capital, Inc., a company controlled by Mr. Barnes, is owed $25,000 for spin-off consulting costs through the distribution date.

(d)           On September 27, 2010, Daniel M. Hunter was elected by the Board to serve as a director of the Company.  Mr. Hunter, age 59, has been a licensed certified public accountant for the past 34 years.  Mr. Hunter served as a director of LRAD from May 2001 until March 2010.  He obtained his accounting degree from the University of Utah in 1973. For the past 29 years, Mr. Hunter has operated his own law offices specializing in business and tax law. He obtained his J.D. from the University of Seattle in 1978.  The Company expects that Mr. Hunter will serve on the Board’s Audit and Compensation Committees.

(e)           On September 27, 2010, the Company’s Board approved the Parametric Sound 2010 Stock Option Plan (the “2010 Plan”) and accompanying Stock Option Grant Notice and Stock Option Agreement.  The 2010 Plan provides for the granting of options to purchase up to 3,000,000 shares of the Company’s common stock to directors, officers, employees and consultants of the Company.  Under the 2010 Plan, the granting of options, exercise prices and terms are determined by the Company’s Board, or a committee designated by the Board to administer the 2010 Plan.  The term of options granted under the 2010 Plan may not exceed 10 years.  No options have been granted under the 2010 Plan.  This summary description of the 2010 Plan is qualified in its entirety by reference to the complete terms and conditions of the 2010 Plan and the Stock Option Grant Notice and Stock Option Agreement under the 2010 Plan filed as Exhibits 10.5 and 10.6 hereto, respectively.  In addition, a description of the 2010 Plan is included under the heading, “Executive Compensation—Description of the 2010 Stock Option Plan” beginning on page 48, of the Company’s Information Statement, dated September 3, 2010, which is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

Reference is also made to the payments owed to Mr. Norris and Mr. Barnes for prior services through the distribution date as described in (c) above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation.
4.1	Form of 8% Notes Due September 28, 2011.
4.2	Form of Stock Purchase Warrant, dated September 28, 2010.
10.1	Tax Sharing Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation.
10.2	License and Royalty Agreement, dated September 27, 2010, by and between Syzygy Licensing LLC and Parametric Sound Corporation.
10.3	Lease Agreement, dated July 1, 2010, by and between Syzygy Licensing LLC and Davric Corporation, as assumed by Parametric Sound Corporation as of September 27, 2010.
10.3.1	Assignment and Assumption of Lease dated September 27, 2010 between Syzygy Licensing LLC and the Company.
10.4	Form of Subscription Agreement, dated September 28, 2010.
10.5	Parametric Sound Corporation 2010 Stock Option Plan.
10.6	Form of Stock Option Grant Notice and Stock Option Agreement under the 2010 Stock Option Plan.
10.7	Form of Indemnification Agreement dated September 27, 2010.
99.1	Information Statement, dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Parametric Sound Corporation

Date: October 1, 2010	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary